UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
____________________
Date of Report (Date of earliest event reported): June 23, 2017
Accenture Holdings plc
(Exact name of Registrant as specified in its charter)

Ireland	000-55501	98-1254718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Grand Canal Square
Grand Canal Harbour
Dublin 2, Ireland
(Address of principal executive offices)
Registrant’s telephone number, including area code: (353) (1) 646-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure
On June 23, 2017, Accenture plc (“Accenture”), the controlling shareholder of Accenture Holdings plc (the “Company”), issued a news release announcing that it had completed the termination of its U.S. Pension Plan (the “Plan”), which was previously announced in March 2016, by entering into agreements with American General Life Insurance Company (a subsidiary of American International Group, Inc.) and Massachusetts Mutual Life Insurance Co. Under these agreements, the Plan has transferred pension assets to AGL and MassMutual to settle approximately $1.0 billion of outstanding pension obligations.
A copy of the news release is furnished as Exhibit 99 to this Current Report on Form 8-K.
The information in this Current Report on Form 8-K, including Exhibit 99 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

99	News Release of Accenture, dated June 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 23, 2017	ACCENTURE HOLDINGS PLC

	By:	/s/ Joel Unruch
	Name:	Joel Unruch
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99	News Release of Accenture, dated June 23, 2017